OPTION
AGREEMENT

   THIS OPTION AGREEMENT, dated as of the ___ day of August, 1999, is entered into by and between PLANET RESOURCES, INC., a Delaware corporation (the
"Company") and Atlas Stock Transfer Corp. (the "Option Agent").


 W I T N E S
S E T H:

WHEREAS,
the Company has authorized the issuance of 405,000 Options, each to purchase one share of the Company's common stock, $.001 par value per share
("Shares"), and

   WHEREAS, the Company desires to provide for the issuance of certificates representing the Options ("Options"); and

WHEREAS,
the Company desires the Option Agent to act on behalf of the Company, and the Option Agent is willing to act in connection with the issuance, registration, transfer and exchange of Options and the exercise of the Options.

NOW,
THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations hereunder of the Company, the holders of Options, and the Option Agent, the parties hereto agree as follows:

 SECTION 1

 DEFINITIONS

In
addition to those terms defined above, as used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

"Corporate Office"

The
office of the Option Agent (or its successor) at which its principal business shall be administered, which office is located at the date hereof at 5899 South State Street, Salt Lake City, Utah 84107.

"Exercise Date"

As
to any Option, the date on which the Option Agent shall have received both (i) the Option Certificate representing such Option, with the exercise form therefor duly executed by the Registered Holder thereof or his duly authorized attorney (in writing), and (ii) payment in cash, or by check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

 "Exercise
Price"

   The Exercise Price upon exercise of the Options is $.15 per share.

 "Expiration
Date"

The
Expiration Date of the Options shall be 5:00 p.m. (Houston time) on (i) December 31, 2004, or (ii) such later date as the Company may at its option determine.

If
such Expiration Date shall be a holiday in the State of Texas or shall be a day on which banks are authorized to close in Texas, then Expiration Date shall mean 5:00 p.m. (Houston time) on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

 "Initial
Option Exercise Date"

   9:00 o'clock a.m. on the day following the first issuance of certificates representing any of the options.


If
such Initial Option Exercise Date shall be a holiday in the State of Texas or shall be a date on which banks are authorized to close in Texas, then Initial Option Exercise Date shall mean 9:00 o'clock a.m. (Houston time) on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

 "Registered
Holder"

The
person in whose name any certificate representing Options shall be registered on the books maintained by the Option Agent pursuant to Section 6.

 "Shares"

The
shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable upon exercise of the Options.

 "Stock"

The
shares of the Company's capital stock of any class, whether now or thereafter authorized, that has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 25,000,000 authorized shares of the Company's common stock, par value $.001 per share and 1,000,000 shares of Preferred Stock, par value $.001 per share.

 "Option
Agent"

   Atlas Stock Transfer Corp. shall serve as Option Agent.


 SECTION 2

 OPTIONS AND
ISSUANCE OF OPTIONS

 2.1. Option

Each
Option shall entitle the Registered Holder of the Option representing such Option to purchase one Share upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

 2.2. Execution
of Options

Upon
execution of this Agreement, Options representing an aggregate of 405,000 Options shall be executed by the Company and delivered to the Option Agent. At its request, additional Option Certificates shall be executed by the Company and delivered to the Option Agent. After certificates representing an aggregate of such number of Options as shall be required in connection with the distribution of the Options, shall have been duly countersigned by the Option Agent and upon written order of the Company signed by its President and by its Secretary, the Options shall be countersigned, issued, and delivered by the Option Agent.

 2.3. Delivery
of Additional Options

From
time to time, up to the Expiration Date, the Option Agent shall countersign and deliver stock certificates in required whole number denominations upon the exercise of Options in accordance with this Agreement. From time to time, up to the Expiration Date, the Option Agent shall countersign and deliver Options in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Options shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Option Exercise Date, upon the exercise of any Options pursuant to Section 4, to evidence any unexercised Options held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6, and (iv) those issued pursuant to Section 7.

 SECTION 3

 FORM AND
EXECUTION OF OPTION CERTIFICATES

 3.1. Form of
Options

The
Options shall be substantially in the form annexed hereto as Exhibit
"A" (the provisions of which are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Options may be listed, or to conform to usage. The Options shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Options). The Options shall be numbered serially.

 3.2. Validity
of Signatures

Options
shall be executed on behalf of the Company by its President and by its Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Options shall be manually countersigned by the Option Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who signed a Option ceases to be such officer of the Company before issuance of such Option, or before countersignature by the Option Agent and issuance and delivery thereof, such Option may nevertheless be countersigned by the Option Agent, and issued and delivered with the same force and effect as though the person who signed such Option had not ceased to be such officer of the Company.

 SECTION 4

 EXERCISE

 4.1. Exercise
Procedures

Each
Option may be exercised at any time on or after the Initial Option Exercise Date, but not after the Expiration Date, as appropriate, upon the terms and subject to the conditions set forth herein and in the applicable Option. A Option shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder thereof with respect to such number of Shares as shall equal the aggregate number of full Shares issuable upon such exercise. As soon as practicable on or after the Exercise Date, and in conformity with usual practices respecting such conduct, the Option Agent (on behalf of the Company) shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise. Upon the exercise of any Option, the Option Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise, and shall deposit promptly in the Company's bank account upon receipt therefor the dollar amount equal to the Exercise Price multiplied by the number of Shares for which notice of exercise has been received.

 4.2. No
Fractional Shares

Notwithstanding
that the number of Shares purchasable upon the exercise of a Option is adjusted pursuant to Section 8 of this Agreement, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of the Options or to distribute Shares certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be returned to exercising registered holders of the Options upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

The
holder of a Option by the acceptance thereof expressly waives his right to receive any fractional Option or any fractional Shares upon exercise of a Option.

 4.3. Partial
Exercise

In
case the registered holder of any Option shall exercise fewer than all of the Options evidenced thereby, a new Option evidencing Options equivalent to the Options remaining unexercised shall be issued by the Option Agent to the registered holder of such Option or to his duly authorized assign, subject to the provisions of this Agreement.

 SECTION 5

 RESERVATION
OF SHARES; LISTING; PAYMENT OF TAXES

 5.1.
Reservation of Shares

The
Company covenants that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of Options, such number of Shares as shall then be issuable upon the exercise of all outstanding Options. The Company covenants that all Shares that shall be issuable upon exercise of the Options shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof, and that upon issuance the Company shall use its best efforts to cause such shares to be included for trading on any system or to be listed on each national securities exchange, if any, on which the Company's other outstanding Shares are then listed.

 5.2.
Governmental Approvals

If
the Shares reserved under this Section require qualification or registration with or approval of any governmental authority, federal or state, before such securities may be validly issued or delivered pursuant to such exercise, the Company covenants that it will, in good faith, endeavor to secure such registration or qualification or approval; provided , however , that the Company shall not be required to issue Shares to any person, pursuant to exercise of the Options, who shall be resident in any state in which such exercise would be unlawful or if such qualification, registration or approval shall require the Company to file a general consent of service of process or qualify to do business as a foreign corporation in such state.

 5.3. Payment
of Taxes

The
Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect to the issuance of Options, or the issuance or delivery of any Shares upon exercise of the Options, provided, however , that if Shares are to be delivered in a name other than the name of the Registered Holder of the Option representing any Option being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Option Agent the amount of transfer taxes or charges incident thereto, if any.

 5.4.
Requisition of Shares

The
Option Agent is hereby irrevocably authorized by the Company to requisition, from time to time, certificates representing Shares required to be delivered upon exercise of the Options.

 SECTION 6

 EXCHANGE AND
REGISTRATION OF TRANSFER

 6.1. Exchanges and
Transfers

Options
may be exchanged for other Options representing an equal aggregate number of Options or may be transferred, in whole or part, under the terms of this Agreement. Options to be exchanged shall be surrendered to the Option Agent at its Corporate Office, and the Company shall execute and the Option Agent shall countersign, issue and deliver in exchange therefor the Option or Options that the Registered Holder making the exchange shall be entitled to receive.

 6.2. Books and
Records

The
Option Agent shall keep at such office books and records in which it shall register Options and the transfer thereof. Upon due presentment at such office of any Option for registration of transfer, the Company shall execute and the Option Agent shall issue and deliver to the transferee(s) a new Option or Options representing an equal aggregate number of Options.

 6.3.
Procedures of Transfers, etc.

With
respect to all Options presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Option Agent. Such documentation shall be duly executed by the Registered Holder or his duly authorized attorney.

The
Company may require payment by the holders of Options of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with exchange or registration of transfer of Options.

All
Options so surrendered for exchange or transfer shall be promptly canceled by the Option Agent in accordance with previous instructions pertaining to the Company's Shares.

 6.4.
Registered Holders

Prior
to due presentment for registration of transfer, the Company and the Option Agent may deem and treat the Registered Holder of any Option as the absolute owner thereof and of each Option represented thereby, for all purposes (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Option Agent), and shall not be affected by any notice to the contrary.

 SECTION 7

 LOSS OR
MUTILATION

Upon
receipt by the Company and the Option Agent of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Option, and
(i) in the case of loss, theft or destruction, upon receipt by the Company and the Option Agent of indemnity satisfactory to them, or (ii) in the case of mutilation, upon surrender and cancellation upon receipt of such Option, the Company shall execute and the Option Agent shall countersign and deliver in lieu thereof a new Option representing an equal aggregate number of Options. Applicants for a substitute Option shall comply with such other reasonable regulations and pay such other reasonable charges as the Option Agent may prescribe.

 SECTION 8

 ADJUSTMENT
OF EXERCISE PRICE

 AND

 NUMBER OF
SHARES DELIVERABLE

 8.1.
Adjustment Events

The
Exercise Price and the number of shares (and, in certain events, the class or classes of capital stock of the Company) purchased upon the exercise of each Option are each, respectively, subject to adjustment from time to time as hereinafter provided prior to the expiration of any Option by its exercise or by its terms, in case any one or more of the events and referred to described below shall occur at any time or from time to time; that is to say, if the Company shall:


   (i) issue any shares of its Common Stock as a dividend or subdivide its outstanding shares of Common Stock into a greater number of shares

then, in either of such
cases, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to each Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to each Option shall be proportionately increased; or, andlt;

   (ii) combine its outstanding shares of Common Stock into a smaller number of such shares,

then, in such case, the
then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to each Option in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to each Option shall be proportionately decreased; or andlt;PREandgt;

   (iii) issue by reclassification of its shares of Common Stock any shares of its capital stock,
</PRE>
then, as a condition of
such recapitalization, lawful and adequate provision shall be made whereby the holder of each Option shall have, immediately after the effective date of any such reclassification, the right to purchase, upon the basis and on the terms and conditions specified herein, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of each Option, such shares of stock or other securities as may be issued or payable with respect to, or in exchange for the number of shares of Common Stock of the Corporation theretofore purchasable upon the exercise of each Option, had such recapitalization not taken place; and in any such event, the rights of the Option holder to any adjustment in the number of shares of Common Stock purchasable upon the exercise of each Option, as hereinbefore provided, shall continue and be preserved in respect of any stock or other securities which the Option holder becomes entitled to purchase.

If
after an adjustment the holder of a Option upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 8, a Option may only be exercised in full by payment of the entire Exercise Price currently in effect; or andlt;

   (iv) merge or consolidate with or into another corporation or sell or convey to another corporation, all or substantially all of the
      Company's assets
</PRE>
then, as a condition of
such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Option then outstanding shall receive, on exercise of such Option, the kind and amount of securities and property receivable upon such change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Option immediately prior to such consolidation, merger, sale or conveyance, and shall forthwith file at the Corporation Office of the Option Agent a statement signed by its Chairman of the Board or President and by its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

<PRE>
   (v) take a record of the holders of its Common Stock for the purpose of entitling them to purchase shares of its Common Stock at a price per share more than 10% below the current market price per share of its Common Stock (as defined below) at the date of taking such record,
</PRE>
then, the number of shares
of Common Stock purchasable pursuant to this Option shall be adjusted by multiplying (a) the number of shares of Common Stock which the holder hereof was entitled to receive immediately prior to such adjustment (taking into account fractional interests to the nearest 1000th of a share) by (b) a fraction, the numerator of which is the number of shares of the Common Stock of the Corporation outstanding (excluding the shares owned by the Corporation) immediately prior to the taking of such record plus the number of additional shares offered for purchase, and the denominator of which is the number of shares of Common Stock of the Corporation outstanding (excluding shares owned by the Corporation) immediately prior to the taking of such record plus the number of shares which the aggregate offering price of the total number of additional shares so offered could purchase at such current market price and the price per share shall be that number determined by multiplying (a) the price per share in effect immediately prior to the taking of such record by (b) a fraction, the numerator of which is the number of shares purchasable hereunder immediately prior to taking of such record and the denominator of which is the number of shares purchasable hereunder immediately after the taking of such record.

(vi)
reduce the exercise price of any or all classes of Options, then, as a condition of such reduction it shall be made uniformly as to all Options of that class then outstanding.

For
the purpose hereof, the current market price per share of Common Stock of the Corporation at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the last sale price, or, in case of no sales on such day, the average of the closing bid and asked prices, in either case as officially quoted by any National Securities Exchange, or, if the Common Stock of the Corporation is not listed or admitted to trading on any such Exchange, the average of the highest bid and asked prices as reported in the sheets of the National Association of Securities Dealers, Inc. for the over the counter market in New York City, or if not so reported, the average of the highest bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose.

 8.2.
Conditions Precedent

Before
taking any action that would cause an adjustment increasing the then par value of the Shares issuable upon exercise of the Options above the Exercise Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such adjusted Exercise Price.

Upon
any adjustment of the Exercise Price required to be made pursuant to this
Section 8, within 30 days thereafter the Company shall (a) cause to be filed with the Option Agent written notice thereof, which notice shall be accompanied by a certificate of the Company's independent auditors, stating the adjusted Exercise Price and the adjusted number of Shares purchasable or the kind and amount of any securities or property purchasable upon exercise of a Option, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (b) cause to be mailed to each of the Registered Holders of the Option Certificates written notice of such adjustment. Such notice may be given in advance and included as a part of the notice required to be mailed pursuant hereto.

<PRE>
   (i) In case at any time (a) the Company shall declare any dividend upon its Shares payable otherwise than in cash or in Shares of the
      Company; or (b) the Company shall offer for subscription to the holders of its Shares any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the
      Company, or a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the continuing  corporation,  and which  does not  result in any  reclassification or change of the then outstanding Shares or other capital stock issuable upon exercise of the Options (other than a change in par value or a  subdivision  or  combination  of such shares); or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
</PRE>
then, in any one or
more of said cases, the Company shall cause to be mailed to each of the Registered Holders of outstanding Options, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date of which the books of the Company shall close or a record shall be taken for such dividend, distribution of, or grant of subscription rights, or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Options. Such notice shall also specify the date as of which the record holders of the Shares shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Options shall terminate).

<PRE>
   (ii) Without limiting the obligation of the Company to provide notice to the Registered Holders of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.
</PRE>
 SECTION 9

 REDEMPTION

   The Company may not redeem or call the Options.


 SECTION 10

 CONCERNING
THE OPTION AGENT

 10.1. Capacity

The
Option Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Option Agent shall not, by issuing and delivering Options or by any other act hereunder, be deemed to make any representations as to (i) the validity or value or authorization of (A) the Option or the Options represented thereby, or (B) any securities or other property delivered upon exercise of any Option; or (ii) whether any Shares of capital stock issued upon exercise of any Option is fully paid and nonassessable.

 10.2.
Limitations of Responsibility

The
Option Agent shall not, at any time, be under any duty or responsibility to any holder of Options (i) to make or cause to be made any adjustment of the Exercise Price provided in this Agreement; (ii) to determine whether any fact exists that may require any such adjustments; (iii) to determine the nature or extent of any such adjustment, when made; or (iv) to determine the method employed in making any such adjustment.

The
Option Agent shall not be (i) liable for any recital or statement of fact contained herein or for any action taken, suffered, or omitted by it in reliance on any Option or other document or instrument believed by it in good faith to be genuine, and to have been signed or presented by the proper party or parties,
(ii) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Option, or (iii) liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

 10.3. Advice
of Counsel

The
Option Agent, may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

 10.4. Effect
of Order of the Company

Any
notice, statement, instruction, request, direction, order, or demand of the Company shall be sufficiently evidenced by an instrument signed by any of the Chairman of the Board, President, Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Option Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with such notice, statement, instruction, request, direction, order, or demand.

 10.5.
Compensation and Fees

The
Company agrees to pay the Option Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, in such amount as shall be mutually agreed upon by the parties hereto; it further agrees to indemnify the Option Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Option Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Option Agent's negligence or willful misconduct.

 10.6.
Resignation

The
Option Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Option Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days' prior to the date such resignation is to become effective, the Option Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Option at the Company's expense. Upon such resignation the Company shall appoint a new Option agent in writing. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Option Agent, then the Registered Holder of any Option may apply to any court of competent jurisdiction for the appointment of a new Option agent. Any new Option agent, whether appointed by the Company or by such court, shall be (i) a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or (ii) a stock transfer company. After acceptance of such appointment by the new Option agent is received by the Company, such new Option agent shall be vested with the same powers, duties, rights, and responsibilities as if it had been originally named herein as Option Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Option agent. No later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Option agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Option.

 10.7.
Termination

The
Company may terminate the Option Agent hereunder and be discharged from all further duties and liabilities hereunder (except liabilities for the Option Agent's then-due compensation and expenses), after giving 30 days' prior written notice to the Option Agent.

 10.8.
Successors

Any
corporation into which the Option Agent or any new Option agent may be converted or merged, or any corporation resulting from any consolidation to which the Option Agent (or any new Option agent) shall be a party, or any corporation succeeding to the corporate trust business of the Option Agent shall be a successor Option agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Option Agent under the provisions of the preceding paragraph 10.6. Any such successor Option agent shall promptly cause notice of its succession as Option agent to be mailed to the Company and to the Registered Holder of each Option.

 10.9.
Permitted Transactions

The
Option Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Options or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent as though the Option Agent were not the Option agent hereunder. Nothing herein shall preclude the Option Agent from acting in any other capacity for the Company or for any other legal entity.

 SECTION 11

 RIGHTS OF
THE REGISTERED HOLDER

No
registered holder shall, by virtue hereof, be entitled to any rights of a shareholder in the company, either at law or equity. The rights of the Registered Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth in this Agreement and in the Option Certificates.

 SECTION 12

 MODIFICATION
OF AGREEMENT

The
Option Agent and the Company, by supplemental agreement, may make any changes in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and that shall not adversely affect the interests of the holders of Option Certificates (this provision, for instance, shall permit the Exercise Price to be decreased at the Company's option).

 SECTION 13

 NOTICES

All
notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed, first class postage prepaid, or delivered to a telegraph office for transmission: (a) if to the Registered Holder of a Option Certificate, at the address of such holder as shown on the registry books maintained by the Option Agent; (b) if to the Company, at 1415 Louisiana, Suite 3100, Houston, Texas 77002, or at such other address as may have been furnished to the Option Agent in writing by the Company; and (c) if to the Option Agent, at 5899 South State Street, Salt Lake City, Utah 84107.

IN
WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

<PRE>
                               PLANET RESOURCES, INC.
Attest:


/s/Jacque N. York               By:/s/A.W. Dugan
-----------------                  --------------
Jacque N. York, Secretary          A.W. Dugan, President
</PRE>

                             EXHIBIT A

                                TO

                          OPTION AGREEMENT

             EXERCISABLE FROM 9:00 A.M., HOUSTON TIME,

              ON THE INITIAL OPTION EXERCISE DATE,

           UNTIL 5:00 P.M., HOUSTON TIME, DECEMBER 31, 2004

<PRE>
No.  _______                                                   ______ Options
</PRE>
                          OPTION CERTIFICATE

                          PLANET RESOURCES, INC.

This Option Certificate
("this Option") certifies that
_____________________________________________, or registered assigns, is the registered holder of ____________ Options (the "Options") to purchase
Common Stock, $.001 par value per share (the "Common Stock"), of
Planet Resources, Inc., a Delaware corporation (the "Company"). Each
Option entitles the holder to purchase from the Company after 9:00 a.m. Houston time, on the initial Option exercise date and before 5:00 p.m., Houston time on the earlier of (i) the date which is the last day of the 36 month period commencing on the Initial Option Exercise Date, or (ii) such later date as the Company may at its option determine (the "Expiration Date") one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option, subject to adjustment in certain events (the "Exercise Price"), of $.15 per share. Each Option entitles the Holder to purchase at the Exercise Price upon surrender of this Option and payment of the Exercise Price at an office or agency of the Company, but only subject to the conditions set forth herein and in the Option Agreement (as hereinafter defined). Payment of the Exercise Price may be made in cash, or by certified or official bank check payable to the order of the Company, or any combination of such cash or check. As used herein, "Share" or "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of an Option as provided for in the Option Agreement upon the happening of certain events. The Exercise Price and the number of Shares and classes of capital stock purchasable upon exercise of the Options are subject to adjustment upon the occurrence of certain events set forth in the Option Agreement. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidenced hereby, there shall be issued to the holder hereof or his assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of this Option.

No Option may be exercised
after 5:00 P.M., Houston time, on the Expiration Date. All Options evidenced hereby shall thereafter be void.

The Options evidenced by
this Option Certificate are part of a duly authorized issue of Options issued pursuant of an Option Agreement dated as of August ___, 1999 (the "Option Agreement"), duly executed by the Company which Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Option Certificates).

The Option Agreement
provides that upon the occurrence of certain events, the Exercise Price set forth above and the number of shares and classes of capital stock of the Company may, subject to certain conditions, be adjusted. No fractions of Shares will be issued upon any such adjustment, but the persons entitled to such fractional interests will be paid, as provided in the Option Agreement, an amount in cash equal to the current market value of such fractional Shares.

Option Certificates, when
surrendered at an office or agency of the Company by the holder thereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Option Agreement, but without payment of any service charge, for another Option Certificate or Option Certificates of like tenor evidencing in the aggregate a like number of Options.

Upon due presentment for
registration of transfer of this Option Certificate at an office or agency of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing in the aggregate a like number of Options shall be issued to the transferee(s) in exchange for this Option Certificate, subject to the limitations provided herein and in the Option Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.7

The Company may deem and
treat the registered holder(s) hereof as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this
Option Certificate which are defined in the Option Agreement shall have the meanings assigned to them in the Option Agreement.

IN WITNESS WHEREOF,
the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated:...............................................



By:
   --------------------------------------------------

<PRE>
                 Countersigned:

                 ATLAS STOCK TRANSFER CORP.
                 Option Agent


                 By:
                 -----------------------------------------

</PRE>
<PRE>
Attest:                     PLANET RESOURCES, INC.


/s/Jacque N. York            By:/s/A.W. Dugan
--------------------        ---------------------------------
Jacque N. York, Secretary      A.W. Dugan, President

</PRE>

                [FORM OF ELECTION TO PURCHASE]

                 (To be executed upon exercise of Option)

The undersigned hereby
irrevocably elects to exercise the right, represented by this Option Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of Planet Resources, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _______________________________ whose address is _____________________________, and that such certificate be delivered to
___________________, whose address is ___________________ _______________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of the Shares be registered in the name of ___________________, whose address is _____________________ ____________ and that such Certificate be delivered to ______________, whose address is ______________________________.
andlt;PREandgt;

Dated:              Signature:_______________
                 (Signature must conform
                 in all respects to name
                 of holder as specified on
                 the face of the Option Certificate)

                  (Insert Social Security or Other
                 Identifying Number of Holder)
</PRE>

-----------------------------------------
                  [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder desires to transfer the Option Certificate)

 .........FOR VALUE RECEIVED, _______________________________

hereby sells, assigns and transfers unto ___________________________,

----------------------------------------------
               (Please print name and address of transferee)

this Option Certificate,
together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Option Certificate on the books of the within-named Company, with full power of substitution.

<PRE>
Dated:              Signature:_______________
                    (Signature must conform
                    in all respects to name
                    of holder as specified on
                    the face of the Option
                    Certificate)

                  (Insert Social Security or Other
                Identifying Number or Assignee)

</PRE>